SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Pyramid Breweries Inc.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PYRAMID BREWERIES INC.

91 South Royal Brougham Way
Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the shareholders of Pyramid Breweries Inc. (the “Company”) will be held at the Pyramid Alehouse at 91 South Royal Brougham Way, Seattle, Washington on Wednesday, May 7, 2003 at 9:00 a.m., for the following purposes:

1.	To elect two members of the Board of Directors for three-year terms.

2.	To approve the 2003 Employee Stock Purchase Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder.

3.	To approve a Directors Compensation Plan and the reservation of 125,000 shares of Common Stock reserved for issuance thereunder.

4.	To approve an amendment to the Amended and Restated 1995 Employee Stock Option Plan to provide for the grant of stock awards.

5.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending 2003.

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      Only shareholders of record at the close of business on March 3, 2003 are entitled to notice of and to vote at the meeting.

      All shareholders are requested to be present at the Annual Meeting either in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Shareholders who have previously voted but attend the meeting may change their vote at the meeting.

      Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose as soon as possible. Your cooperation is appreciated since one-third of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

Martin Kelly
Chairman

April 11, 2003

SOLICITATION AND REVOCATION OF PROXY
PROPOSAL NO. 1 ELECTION OF CLASS II DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 APPROVAL OF DIRECTORS COMPENSATION PLAN
PROPOSAL NO. 4 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK OPTION PLAN
PROPOSAL NO. 5 RATIFICATION OF INDEPENDENT ACCOUNTANTS
PRINCIPAL SHAREHOLDERS
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary of Cash and Certain Other Compensation
Grants of Stock Options
Option Exercises and Year End Holdings
Employment Agreements
AUDIT COMMITTEE REPORT
Performance Graph
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

PYRAMID BREWERIES INC.

PROXY STATEMENT

For Annual Meeting of Shareholders
to be held May 7, 2003

SOLICITATION AND REVOCATION OF PROXY

      The enclosed proxies are solicited by the Board of Directors of Pyramid Breweries Inc. (the “Company” or “Pyramid”) to be voted at the annual meeting of shareholders to be held on May 7, 2003, and at any adjournments or postponements thereof (the “Annual Meeting”). The individuals named as proxies are Martin Kelly and Eric Peterson.

      The Company’s principal offices are located at 91 South Royal Brougham Way, Seattle, Washington. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about April 11, 2003.

      All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted for the proposals listed herein and on the proxy. A shareholder giving a proxy has the power to revoke it at any time before it is voted at the Annual Meeting.

      Only shareholders of record at the close of business on March 3, 2003 (the “Record Date”) will be entitled to vote at the Annual Meeting. On March 3, 2003, there were 8,523,167 shares of common stock, par value $.01 per share (the “Common Stock”), outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors.

      The holders of one-third of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions and broker nonvotes on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum. Transaction of business may occur at the meeting if a quorum is present.

      With respect to the election of directors (Proposal 1), the two nominees receiving the greatest number of votes duly cast will be elected as Class II directors. Abstentions from voting on this matter will have no effect on its outcome because abstentions do not represent votes cast by shareholders in favor of any nominee. There will be no broker nonvotes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

      The proposals to approve the 2003 Employee Stock Purchase Plan, the Directors Compensation Plan and the amendment to the Amended and Restated 1995 Employee Stock Option Plan will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against each proposal.

Abstentions from voting and broker nonvotes on the plan proposals will not affect the outcome of either proposal because abstentions and broker nonvotes do not represent votes cast by shareholders either for or against the plan proposals.

      In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting. The Company does not currently intend to employ any other party to assist in the solicitation process.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

General

      The Board of Directors currently has six members. The Board is divided into three classes with three year staggered terms. Successors to the class of directors whose term expires at any annual meeting shall be elected for three-year terms. Each of Nancy Mootz and Scott Svenson is nominated as a member of Class II to serve for a three-year term until the annual meeting of the shareholders in 2006 and until his or her successor is duly elected and qualified, or until death, resignation or retirement. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of the nominees, Ms. Mootz and Mr. Svenson.

      Each of the nominees has indicated that he or she is willing and able to serve as a director. If at the time of the Annual Meeting any nominee becomes unable or unwilling to serve as a director, the persons named as proxies will vote for the remaining nominees and for any other person designated by the Board of Directors as a nominee, or the size of the Board of Directors will be reduced. The Proxies being solicited hereby will be voted for no more than two nominees at the 2003 Annual Meeting.

Directors

      The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

			Expiration
Name	Current Position with Company(1)	Age	of Term

Scott Svenson	Director	37	2003
Nancy Mootz	Director	47	2003
Kurt Dammeier	Director	44	2004
Martin Kelly	President and Chief Executive Officer	48	2004
	Chairman of the Board
George Hancock	Director/ Founder	58	2005
Scott S. Barnum	Director	47	2005

(1)	For a description of certain committees of the Board of Directors and the members of such committees, see “Committees of the Board of Directors” below.

Business Experience of Nominees and Members

      SCOTT SVENSON was elected a director in August 2001. Mr. Svenson is currently Chairman and Managing Partner of Sienna Partners LLC, a private investment group based in Seattle and London. Until October 1999, Mr. Svenson was President of Starbucks Europe during which time he authored the company’s European Strategic Plan. In 1994 Mr. Svenson co-founded Seattle Coffee Company, the first gourmet coffee retailer and wholesaler in the UK, which he built to over 70 locations before selling the company to Starbucks in early 1998. Prior to this, Mr. Svenson served as Deputy Chief Executive of CrestaCare plc and as an advisor to high growth, middle market companies with Apax Partners and Drexel Burnham Lambert. Mr. Svenson earned his Bachelors Degree from Harvard University in 1988.

      NANCY MOOTZ has been a director of the Company since February 2000. Ms. Mootz is the founder of Mootz and Company, a restaurant consulting and development firm, as well as Kona Pacific Enterprises, a food products marketing and distribution company. Since 1991, her work has included strategic planning, expansion programs, financial analysis and valuations, leasing, construction and new restaurant launch assignments. Concurrently, she conceptualized, financed, constructed and served as general partner and operator of three “fine dining” restaurants in the San Francisco Bay Area. Ms. Mootz is an instructor at the Culinary Institute of America and also has been a guest lecturer for courses in business and entrepreneurship at the University of San Francisco and University of California, Berkeley Haas School of Business. Ms. Mootz

has a Bachelor of Arts in Economics from Stanford University, and a Masters in Business Administration from Harvard University.

      KURT DAMMEIER has been a director of the Company since June 1999. Mr. Dammeier also served as Chairman of the Board of the Company from December 1999 until May 2001. Mr. Dammeier is a private investor and sole Manager of Sugar Mountain Capital, LLC. Mr. Dammeier was most recently President and Chief Executive Officer of Quebecor Integrated Media, an information services company. Mr. Dammeier earned his Bachelors Degree from Washington State University in 1982.

      MARTIN KELLY was appointed Chief Executive Officer on December 7, 1999 and has been a director of the Company since August 1999 and Chairman of the Board since May 2001. Mr. Kelly joined the Company in August 1999 as President and Chief Operating Officer. Mr. Kelly has over 20 years of food and beverage industry experience, earned at Miller Brewing Company (Miller), Borden, Inc. (Borden), and Coca-Cola Enterprises (Coca-Cola). At Miller, he served as Regional Vice President for 23 western states and was responsible for the operations of the Jacob Leinenkugel Brewing Company, a regional specialty brewer, and a wholly owned subsidiary of Miller. Prior to joining Miller, Mr. Kelly was a Vice President of Marketing and Sales Development at Borden. At Coca-Cola, Mr. Kelly held a variety of sales, marketing and general management positions, and most recently was Division Vice President and General Manager of the Mid Atlantic Division. Mr. Kelly earned a Masters in Business Administration and a Bachelor of Science Degree in Commerce from the University of Virginia.

      GEORGE HANCOCK has been a director of the Company since 1989. Mr. Hancock served as Chief Executive Officer from May 1992 until his retirement in December 1999, as President from July 1995 until December 1996 and as Chairman of the Board of the Company from January 1997 to December 1999. Mr. Hancock previously served as Chairman of the Board of the Company from July 1989 until July 1995. He was President of Penknife Computing, Inc., a computer software company, from 1988 to May 1992. Mr. Hancock was previously employed by the international accounting firm of Coopers & Lybrand, where he was primarily responsible for management consulting projects. Mr. Hancock was also the founder of two startup software companies in England and the United States. He was awarded a Masters in Business Administration by Cranfield Institute of Technology, England in 1981. He qualified as an accountant in England in 1967.

      SCOTT S. BARNUM has been a director of the Company since February 1999. Mr. Barnum is currently CEO of Cocoa Pete’s Chocolate Adventures, a premium chocolate company founded by the creator of Pete’s Wicked Ale. He is a co-founder and former Managing Partner of Plan B, a consumer marketing consultancy and outsourced marketing department. Prior to Plan B, Mr. Barnum was Vice President/ General Manager — International for eBay Inc. Mr. Barnum served as President and Chief Operating Officer of Pete’s Brewing Company, formerly the nation’s second largest brewer of craft beers. His beer background also includes four years with Miller where he held several senior level marketing management appointments and where he ultimately launched and became General Manager of Miller’s specialty beer division. Prior to Miller, Mr. Barnum spent eight years with PepsiCo Inc. in its soft drink and snack divisions, both domestically and internationally in brand management. Mr. Barnum earned a Masters in Business Administration from Columbia University.

Board Committees and Meeting

      The Board has a standing Audit Committee and a Compensation Committee and may form ad hoc committees from time to time as appropriate. The Audit Committee, currently comprised of Ms. Mootz and Messrs. Barnum and Dammeier, recommends the selections of the Company’s independent auditors and consults with the independent auditors on the Company’s internal accounting controls. The Audit Committee met five times during 2002. The Compensation Committee, currently comprised of Messrs. Barnum, Dammeier and Hancock, recommends to the Board salaries and bonuses for the Company’s executive officers and administers the Company’s Amended and Restated 1995 Employee Stock Option Plan. The Compensation Committee met four times in 2002. The Board of Directors met six times during 2002. Each member of the Board of Directors attended at least 75% of the aggregate number of Board meetings and Board committee meetings of which he or she was a member.

Director Compensation

      Each non-employee director receives a fee of $500 for each Board meeting attended and $385 for each Committee meeting attended. In addition, non-employee directors receive a $3,000 annual retainer, which the directors chose to receive in Pyramid Breweries Inc. Common Stock. All directors are reimbursed for out of pocket expenses for each Board meeting attended, and non-employee directors also participate in the Non-Employee Directors Stock Option Plan (“Director Plan”). Employee directors are not compensated for their duties as directors.

      The Director Plan provides for grants of stock options covering 5,000 shares of Common Stock to be made automatically on the date of each annual meeting of shareholders, commencing with the 1999 annual shareholders meeting, to each non-employee director of the Company, so long as shares of Common Stock remain available under the Directors Plan. The exercise price under each option is the fair market value of the Common Stock on the date of grant. Each option expires ten years after the date of grant or one year after the death of the recipient director. A total of 250,000 shares of Common Stock are reserved for future grants of options under the Directors Plan. During 2002, 25,000 options were granted under the Directors Plan: 5,000 shares each to Ms. Mootz and Messrs. Barnum, Dammeier, Hancock and Svenson.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of each of the Class II nominees listed herein.

PROPOSAL NO. 2

APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

      Our Board of Directors unanimously adopted the 2003 Employee Stock Purchase Plan which, subject to shareholder approval, provides a means for our eligible employees to purchase shares of our Common Stock through payroll deductions. The 2003 Employee Stock Purchase Plan (the “ESPP”) replaces our 1996 Stock Purchase Plan, which has expired.

      The Board believes that the new ESPP will promote our interests and our shareholders’ interests by assisting us in attracting, retaining, and stimulating the strong performance of employees, and by aligning employees’ interests, through their purchases of our Common Stock, with the interests of shareholders.

      A copy of the ESPP is attached to this proxy statement as Appendix A-1. The following description of the ESPP is a summary and does not purport to be fully descriptive. You should refer to Appendix A-1 for more detailed information.

Description of the ESPP

      Purpose. Under the ESPP, qualified employees may purchase shares of Common Stock through payroll deductions at a discount from market price, without incurring broker commissions. The purpose of the ESPP is to assist our employees and those of our designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is also intended to help employees provide for their future security, to support recruitment and retention of qualified employees and to provide employees with an advantageous means of accumulating long-term investments.

      Administration. The Board will administer the ESPP, unless the Board appoints another committee to administer the ESPP (the “plan administrator”). The plan administrator is authorized to interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases under the ESPP corresponds with the requirements of Section 423 of the Code.

      Stock Subject to the ESPP. The ESPP authorizes for issuance an aggregate of 500,000 shares of our Common Stock.

      Eligibility. To be eligible to participate in the ESPP, an employee must normally work at least 20 hours per week. The plan administrator may change the eligibility criteria for participation in the ESPP for future offering periods within the limits of Section 423 of the Code. Nonemployee directors and employees who own 5% or more of our Common Stock are not eligible to participate in the ESPP. Approximately 300 employees are eligible to participate in the ESPP.

      Offering Periods. The ESPP is divided into four three-month offering periods that begin on January 1, April 1, July 1 and October 1 of each year. During these periods, participants accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than 1% and not more than 10% of such employee’s compensation during each payroll period in the offering period. At the end of each three-month offering period, the employees’ accumulated funds are used to purchase the appropriate number of whole shares of Common Stock. No employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any calendar year under the ESPP or more than 8,000 shares of Common Stock in any offering period.

      Purchase Price. The purchase price per share of Common Stock acquired under the ESPP is 85% of the lesser of (1) the fair market value of the Common Stock on the first business day of an offering period and (2) the fair market value of the Common Stock on the last business day of an offering period. For purposes of the ESPP, “fair market value” means the closing sales price for our common stock as reported by the Nasdaq Stock Market for a single trading date. As of March 3, 2003, the closing sales price of our Common Stock was $2.75 per share.

      Effect of Termination. Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, we will pay the balance in the employee’s account to the employee or to his or her estate without interest. Neither payroll deductions credited to an employee’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

      Change in Control. If certain corporate transactions occur (such as a merger, consolidation or acquisition by another corporation of all or substantially all of our assets), each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by a successor company or its parent. If the successor company refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction. In the event of a proposed liquidation or dissolution of the Company, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

      Amendment, Suspension and Termination of the ESPP. The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code. Unless sooner terminated, the ESPP will terminate on April 1, 2013.

Federal Income Tax Consequences

      The following is a summary of the material United States federal income tax consequences to us and to participants in the ESPP. The summary is based on the Code and the United States Treasury regulations promulgated thereunder as in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the ESPP. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the ESPP.

      Under the Code, we are deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each three-month offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price.

      The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period) and (2) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of an offering period). When the Common Stock is disposed of after this period (a “qualifying disposition”), the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the Common Stock on either the first day or last day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

      When an employee sells the Common Stock before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to the difference.

      Even though an employee must treat part of his or her gain on a qualifying disposition of the Common Stock as ordinary income, we may not take a business deduction for this amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of the disposition.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the 2003 Employee Stock Purchase Plan.

PROPOSAL NO. 3

APPROVAL OF DIRECTORS COMPENSATION PLAN

      The Board of Directors unanimously adopted the Directors Compensation Plan (the “Directors Plan”) which, subject to shareholder approval, provides a means to compensate non-employee directors for their service on the Board.

      A copy of the Directors Plan is attached to this proxy statement as Appendix B-1. The following description of the Director’s Compensation Plan is a summary and does not purport to be fully descriptive. You should refer to Appendix B-1 for more detailed information.

Description of the Directors Plan

      Purpose. The purpose of the Directors Plan is to compensate non-employee directors of the Company for their service on the Board of Directors.

      Stock Subject to the Plan. Subject to adjustment for stock splits, a maximum of 125,000 shares will be available for issuance under the Directors Plan. The shares issued under the Directors Plan will be from authorized but unissued shares of our Common Stock or from shares subsequently acquired.

      Administration. The Directors Plan will be administered by our Board of Directors.

      Awards. Each non-employee director of the Company shall receive annual compensation of $3,000, payable in shares of the Company’s Common Stock valued at the last sale price of the stock on the Nasdaq Stock Market on the date of the annual meeting for which the compensation is payable. Each non-employee director of the Company shall receive additional compensation of $500 per meeting of the Board of Directors and $385 per meeting of each committee of the Board of Directors. Each non-employee director shall also receive an annual option grant of 5,000 fully vested and exercisable shares of Common Stock under the Non-Employee Directors Stock Option Plan, with an exercise price equal to the closing sale price on the Nasdaq Stock Market on the date of the annual meeting.

      Eligibility. Awards may be granted to non-employee directors only.

      Termination and Amendment. The Directors Plan may be amended or terminated at any time by resolution of the Board of Directors.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the Directors Compensation Plan.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED

1995 EMPLOYEE STOCK OPTION PLAN

      The Board of Directors has unanimously adopted an amendment to the Amended and Restated 1995 Employee Stock Option Plan (the “1995 Plan”) that, subject to shareholder approval, provides for the granting of stock awards under the 1995 Plan, including restricted stock in addition to the options that may be granted thereunder. The total number of shares available for grant under the 1995 Plan has not been increased

      The Board believes that allowing for the grant of stock awards under the 1995 Plan, will promote the interests of Pyramid and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of individuals who make substantial contributions to our growth and success.

      A copy of the 1995 Plan, as amended and restated in its entirety to reflect the change described above, is attached to this proxy statement as Appendix C-1. The following description of the plan is a summary and does not purport to be fully descriptive. You should refer to Appendix C-1 for more detailed information.

Description of the Amended and Restated 1995 Employee Stock Option Plan

      Purpose. The purpose of the 1995 Plan is (i) to attract and retain the services of people with training, experience and ability; (ii) to provide additional incentives to such person by granting them an opportunity to participate in the ownership of the Company.

      Stock Subject to the Plan. Subject to adjustment for stock splits, a maximum of 1,315,000 shares will be available for issuance under the 1995 Plan. The shares issued under the 1995 Plan will be from authorized but unissued shares of our Common Stock or from shares subsequently acquired.

      Administration. The 1995 Plan may be administered by our Board of Directors or any Board appointed committee of two or more directors. The Board, subject to the terms of the 1995 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 1995 Plan. The Board is also authorized to make such rules and regulations as it deems necessary to administer the 1995 Plan. The Board’s decisions, determinations and interpretations are binding on all holders of awards granted under the 1995 Plan.

      Awards. The Board is authorized to grant incentive stock options, non-statutory stock options and stock awards under the 1995 Plan. Awards may consist of one or more of these grant types.

      Eligibility. Awards may be granted to our employees, consultants and directors and to the employees, consultants and independent contractors of any parent or subsidiary of us, except that only our employees and employees of our subsidiaries may receive incentive stock options. Approximately 300 employees are eligible to participate in the 1995 Plan as of March 3, 2003.

      Stock Option Grants. Options granted under the 1995 Plan may be “incentive stock options” (as defined in Section 422 of the Code) or nonqualified stock options. A nonqualified stock option is a stock option which is not an incentive stock option. The exercise price for each option is determined by the plan administrator but for incentive stock options may not be less than 100% of fair market value on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a more than 10% stockholder). Fair market value is determined in good faith by the Board.

      The exercise price for shares purchased under an option must be paid in a form acceptable to the Board, which forms may include cash, personal check, or at the discretion of the Board, by delivery of other already-owned Common Stock, a broker-assisted cashless exercise, or such other consideration as the Board may permit, including a promissory note that is structured as necessary to avoid charges to earnings.

      Unless the Board determines otherwise, the term of each option will be ten years from the date of grant, but in no event will the term of an incentive stock option exceed ten years. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Unless the Board determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with the Company by reason of death or disability generally will be exercisable for one year after the date of termination unless the option term expires as of an earlier date. In the event of termination for a reason other than death, disability or cause, the option will be exercisable for a period of 90 days from the date of termination. In the event of termination for cause, the option will automatically terminate as of the first discussion of such termination for cause, and the optionee will have no right to exercise any options.

      Stock Awards. The Board is authorized to make awards of Common Stock or awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Board may determine, in its sole discretion, which terms, conditions and restrictions will be set forth in the instrument evidencing the award. The terms, conditions and restrictions that the Board will have the power to determine will include, without limitation, the manner in which shares subject to stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the stock award will occur by reason of termination of the participant’s employment or service relationship.

      Transferability. A stock option or stock award is not transferable except by will or by the laws of descent and distribution. A stock option is exercisable during the lifetime of the person to whom the stock option is granted only by such person. Notwithstanding the foregoing, the person to whom the stock option is granted may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the optionee, is thereafter entitled to exercise the option.

      Adjustment of Shares. If any change is made in the stock subject to the 1995 Plan, or subject to any award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), the 1995 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 1995 Plan and the maximum number of shares subject to award to any person during any calendar year pursuant to the 1995 Plan, and the outstanding awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding awards.

      Change of Control. The 1995 Plan currently provides that, in the event that a Change of Control has occurred, or is about to occur, (a) stock options shall, subject to the approval of the Board and the satisfaction of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), become exercisable to the full extent theretofore not exercised, but in no event after the option period specified in each option agreement and (b) the vesting of stock awards shall, subject to the approval of the Board and the satisfaction of Rule 16b-3 under the Exchange Act, accelerate and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding options accelerate in connection with the Change of Control. A Change of Control shall be deemed to have occurred if (1) any person (as defined in Section 13(d) and 14(d) of the Exchange Act), other than a fiduciary holding securities under an employee benefit plan of the Company becomes a beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of securities representing 25% or more of the combined voting power of the Company’s outstanding securities; (2) the shareholders of the Company approve a merger or consolidation with any corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the combined voting power of the securities of the Company or such surviving entity) outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (3) during any period of two consecutive years, six individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1) or (2) of this paragraph) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute a majority of the Board.

      Termination and Amendment. The Shareholders may at any time terminate, modify or amend the 1995 Plan. The Board may at any time suspend or terminate the 1995 Plan, and may amend the plan subject to shareholder approval to the extent necessary to comply with applicable laws. The 1995 Plan will terminate on May 16 2005, unless earlier terminated by the Board or shareholders. No amendment, alteration, termination or suspension of the plan may impair the rights of holders of outstanding awards without the holder’s written consent.

Federal Income Tax Consequences.

      The following is a summary of the material United States federal income tax consequences to us and to participants in the 1995 Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 1995 Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 1995 Plan.

      Incentive Stock Options. The incentive stock options granted under the 1995 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

      The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period the stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

      If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

      Generally, in the taxable year of a disqualifying disposition, the participant also will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains. Currently, the maximum long-term capital gains rate for federal income tax purposes is 20% while the maximum ordinary income rate is 38.6%.

      Nonqualified Stock Options. Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

      Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

      Stock Awards. Stock Awards. Generally, upon acquisition of stock under a stock award, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time the stock is received over the amount, if any, paid for the stock. A grant of a stock award denominated in units of Common Stock will not be treated as the receipt of stock by the participant for this purpose until the shares underlying the award are transferred to the participant. To the extent that stock transferred to a participant pursuant to a stock award is subject to certain restrictions, the recipient will not recognize ordinary income until the restrictions lapse or, if earlier, the time the stock becomes transferable. At such time, the recipient will recognize ordinary income equal to the excess of the current fair market value of the stock over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon the participant’s disposition of the stock. However, within thirty (30) days of receipt of stock subject to restrictions as described above, the recipient may elect to recognize ordinary income in the taxable year of receipt, despite the fact that such stock is subject to restrictions. If such election is made, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon the disposition of the stock. If the stock is later forfeited, the participant will not be allowed a deduction for any income recognized in connection with making the election. Upon disposition of the stock, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock and the sum of the amount paid for the stock, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the stock (including income recognized pursuant to an election as described above). Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the amendment to the Amended and Restated 1995 Employee Stock Option Plan.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Change of Independent Public Accountants

      On May 30, 2002, upon recommendation of the Audit Committee, the Board of Directors decided to no longer engage Arthur Andersen LLP (Andersen) as our independent public accountants and engaged KPMG LLP to serve as our independent public accountants for 2002.

      Andersen’s reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001 and 2000 and through May 30, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years. Additionally, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during these periods.

      We provided Andersen with a copy of the foregoing disclosures and filed with our current report on Form 8-K regarding this matter (filed with the Securities and Exchange Commission on May 31, 2002) a letter from Andersen to the Securities and Exchange Commission, dated June 6, 2002, stating its agreement with such statements.

      During the years ended December 31, 2001 and 2000 and through May 30, 2002, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

General

      The Company is asking the shareholders to ratify the appointment KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. KPMG LLP was appointed by the Audit Committee, which appointment was ratified by the Board of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required to ratify such appointment.

      Appointment of the Company’s independent accountants is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders as a matter of good corporate practice, which the Board of Directors is doing. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interests.

      KPMG LLP began auditing the Company’s annual financial statements with the 2002 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees for Independent Accountants

     Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year were $66,000.

     All Other Fees

      The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under “Audit Fees”, for the fiscal year ended December 31, 2002 were $54,545. None of these fees were paid for services related to financial information systems design and implementation.

      In making its recommendation to ratify the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ended December 31, 2003, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2003.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 3, 2003, for (i) each person known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and named executive officers (as defined herein), and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. Except as otherwise noted, the address of the named shareholder is c/o Pyramid Breweries Inc., 91 South Royal Brougham Way, Seattle, Washington 98134.

	Shares of
	Common Stock
	Beneficially Owned

Name	Number(1)	Percent

Kurt Dammeier(2)	1,619,426	19.0%
George Hancock(3)	1,106,210	13.0
Martin Kelly	436,835	5.1
Gary McGrath(4)	142,642	1.7
Mark House(5)	81,549	*
Scott Svenson(6)	61,210	*
Scott Barnum(7)	32,990	*
Nancy Mootz(8)	21,578	*
Eric Peterson(9)	0	*
All executive officers and directors as a group (9 persons)(10)	3,502,440	41.1

*	Less than 1%

(1)	Includes shares of our common stock subject to stock options or other convertible securities that are currently exercisable for or convertible into shares of our common stock, or that will be exercisable for or convertible into shares of our common stock within 60 days after March 3, 2003. These securities are deemed to be outstanding and beneficially owned by the person holding such stock options or other convertible securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 5,000 vested stock options.

(3)	Includes 15,000 vested stock options.

(4)	Includes 132,500 vested stock options.

(5)	Includes 78,100 vested stock options.

(6)	Includes 5,000 vested stock options.

(7)	Includes 10,000 vested stock options.

(8)	Includes 15,000 vested stock options.

(9)	Per the option agreement, options of 225,000 do not begin vesting until his one year anniversary on May 13, 2003.

(10)	Includes 260,600 vested stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires reports relating to the stock ownership of the Company’s directors, executive officers and beneficial owners of more than 10% of any equity security of the Company to be filed with the Securities and Exchange Commission. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that the required Section 16(a) reports during fiscal 2002 for our directors, executive officers and 10% of more beneficial holders were timely filed.

Equity Compensation Plan Information

      The following table sets forth information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2002.

			Number of
			securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted average	under equity
	exercise of	exercise price of	compensation
Plan Category	outstanding options	outstanding options	plans

Equity compensation plans approved by security holders	832,000	$2.62	370,700
Equity compensation plans not approved by security holders	0	N/A	119,000 (1)

Total	832,000	$2.62	489,700

(1)	Reflects shares available for grant under the Directors Compensation Plan, which provides for each non-employee director of the Company to receive annual compensation of $3,000, payable immediately following each annual meeting of shareholders for services rendered as a director until the next annual meeting of shareholders. The annual compensation to the non-employee director shall be paid in shares of the Company’s common stock, valued at the last sale price on the Nasdaq Stock Market on the date of the annual meeting for which the compensation is payable. As of March 3, 2003, 6,050 shares had been issued under this plan.

Summary of Equity Compensation Plan Not Approved by Shareholders

      Directors Stock Compensation Plan — Each non-employee director of the Company shall receive annual compensation of $3,000. Such compensation shall be payable to the non-employee directors immediately following each annual meeting of shareholders for services as a director until the next annual meeting of shareholders. The annual compensation to the non-employee director shall be paid in shares of the Company’s common stock, valued at the last sale price of the Company’s common stock on The Nasdaq Stock Market on the date of the annual meeting for which the compensation is payable.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Board Compensation Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company (the “Committee”) determined and administered the compensation of the Company’s executive officers during 2002.

     Compensation Philosophy

      The Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee seeks to align total compensation for management with corporate performance. The Committee places emphasis on variable, performance-based components, such as stock option awards, stock grants and cash bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short- and long-term incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and shareholder value.

      Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect individual performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

      For 2002 the Committee had instituted an incentive compensation plan for four executive officers, which was similar to the incentive compensation arrangements for the Chief Executive Officer implemented through his employment agreement. This plan provided for bonuses based on targeted levels of sales and EBITDA for each of the executive officers, with ceilings based on percentages of base salaries. Based on this plan and additional considerations, the Committee awarded bonuses reflected in the compensation tables included in this proxy statement.

      Historically, the Committee has granted stock options under its stock option plan to executives as a long-term incentive. In 2002, however, the Committee has relied more heavily on the Company’s cash incentive compensation plan and reduced the emphasis on stock incentives, granting only limited options, primarily to new executive officers. The Committee intends to encourage stock ownership on the part of its executives in the future by providing for limited use of restricted stock grants under a revised incentive compensation plan.

      In general, compensation payments in excess of $1 million to the CEO are subject to a limitation on deductibility for the Company under Section 162(m) of the Code. However, certain performance based compensation is not subject to such limitation. The Company’s stock option plan currently qualifies for such performance based exception. The Company does not expect that its cash compensation payable to the CEO will exceed the $1 million limitation during fiscal 2003.

     Chief Executive Officer Compensation.

      The compensation of Martin Kelly, the Company’s President and Chief Executive Officer is determined to a great extent under his employment agreement, which was adopted in June 2001 is described under “Employment Agreements.” Under the agreement, Mr. Kelly’s base salary was $230,720 for 2002, with provision for annual review.

      In determining Mr. Kelly’s base salary, the Committee considers his individual performance in managing the business, based on such factors as increased sales and market share as well as cost control, and responding to various external factors. In accordance with this review and considering the financial results for 2002 and evaluation of his individual performance, the Committee increased Mr. Kelly’s base salary to $237,642 for 2003.

      As a part of his employment agreement, Mr. Kelly participated in an incentive compensation plan that is described under “Employment Agreements” and is similar to that in which other executive officers participate. For 2002, based on the incentive compensation plan, on the Company’s overall results and Mr. Kelly’s individual performance, the Committee awarded Mr. Kelly a bonus of $112,700.

2002 Compensation Committee

Kurt Dammeier, Chair — 2002
George Hancock, Chair — 2003
Scott Barnum

Summary of Cash and Certain Other Compensation

      Compensation Summary. The following table summarizes the annual compensation for services rendered during 2002, 2001, and 2000 for the Company’s chief executive officer and its other executive officers whose salary and bonus exceeded $100,000 in 2002 (“Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term
						Compensation Awards
				Other Annual		Securities Underlying
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Compensation ($)		Options (#)

Martin Kelly	2002	234,166	112,700	4,438	(2)	0
President & Chief Executive	2001	227,062	0	232,446	(2,3,4)	150,000
Officer	2000	213,600	46,000	751	(2)	0
Eric Peterson	2002	112,897	66,860	0		225,000
Vice President, Chief Financial	2001	0	0	0		0
Officer and Secretary	2000	0	0	0		0
Mark House	2002	119,319	30,869	778	(2)	0
Vice President, Brewery Operations	2001	97,613	10,357	3,741	(2)	75,000
	2000	87,910	12,967	1,724	(2)	20,000
Gary McGrath	2002	145,386	35,196	3,356	(2)	5,000
Vice President, Sales	2001	139,670	15,668	3,949	(2)	0
	2000	132,335	17,635	2,532	(2)	110,000

(1)	Includes a car allowance.

(2)	Consists of the Company’s matching to the 401(k) plan.

(3)	Martin Kelly purchased 387,400 shares of stock (market value of $2.62 at the time) at prices ranging from $1.82 to $2.13 per share totaling $228,170 of compensation.

(4)	In June 2001, the Company provided Martin Kelly with two 5.6% full recourse notes to be used for the purchase of 387,000 shares of the Company’s stock and to pay withholding taxes. Mr. Kelly paid $13,250 in interest during the year 2001.

Grants of Stock Options

      The following table provides information with respect to the stock option grants made during 2002 under the Company’s Amended and Restated 1995 Employee Stock Option Plan to the Named Executive Officers.

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
	Individual Grants				Option Term(1)

	Number of	% of Total
	Securities	Options	Exercise
	Underlying	Granted to	of Base
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Gary McGrath	5,000	2%	$2.29	3/11/2012	7,202	18,251
Eric Peterson	225,000	98%	$2.33	5/13/2012	329,753	835,655

(1)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Year End Holdings

      The following table sets forth information concerning the number and value of options held by the named executive officers on December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year End		at Year End(5)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Eric Peterson(2)	0	$0	0	225,000	$0	$148,500
Mark House(3)	0	0	78,100	31,900	36,252	14,148
Gary McGrath(4)	7,200	3,456	132,500	25,300	131,383	23,893

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	The weighted-average exercise price of these options is $2.33 per share of common stock.

(3)	The weighted-average exercise price of these options is $2.53 per share of common stock.

(4)	The weighted-average exercise price of these options is $2.00 per share of common stock.

(5)	The closing price on the Nasdaq Stock Market on December 31, 2002 was $2.99.

Employment Agreements

      Mr. Kelly has an employment agreement with the Company of indefinite duration that was modified during 2001. In addition to his base compensation, which was established at $224,000 and subject to annual consideration for increases, Mr. Kelly is eligible for annual bonuses based on the Company achieving certain performance targets related to net sales and EBITDA to be established by the Board of Directors at the beginning of the year. The total amount of the annual bonus cannot exceed 100% of Mr. Kelly’s base compensation. If Mr. Kelly is terminated by the Company without cause or if he resigns for good reason (both as defined in the agreement) he is entitled to one year’s base salary plus a pro rata portion of any incentive bonuses earned during the year of termination.

      Mr. McGrath has an employment agreement with the Company of indefinite duration. The agreement provides for a base compensation plus quarterly and annual bonuses based on the Company and Mr. McGrath achieving certain performance targets set by the Chief Executive Officer. The total amount of these annual bonuses can total up to 50% of Mr. McGrath’s base compensation. If Mr. McGrath is terminated without cause (as defined in the agreement), he is entitled to three month’s base salary plus a pro rata portion of any incentive bonuses earned during the year of termination.

AUDIT COMMITTEE REPORT

      The Audit Committee operates pursuant to a charter adopted by the Board of Directors on May 3, 2000. The primary responsibilities of the Audit Committee are to oversee that management has maintained the reliability and integrity of the Company’s accounting policies, financial results, internal controls and to assure compliance with applicable laws, regulations and Company policies. A copy of the Audit Committee Charter is attached as Exhibit A to the Proxy Statement.

      The members of the Audit Committee are Ms. Mootz and Messrs. Barnum and Dammeier. Each of the members of the Audit Committee is an independent director under the rules of The Nasdaq Stock Market. The members of the Audit Committee also possess the level of financial literacy and sophistication required by the Nasdaq Stock Market rules.

Report of the Audit Committee of Pyramid Breweries Inc.

      The Audit Committee is composed of three directors, each of whom meets the definition of independent as adopted by the Nasdaq Stock Market, and operates under a written charter adopted by the Company’s Board of Directors.

      The Audit Committee is responsible for providing independent oversight of the Company’s accounting functions and internal controls. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be retained as the Company’s independent accountants. As appropriate, the Audit Committee meets and consults with the Company’s management and independent accounting firm to review and evaluate the Company’s audited financial statements and the disclosures contained in those statements and to monitor and oversee the Company’s internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee’s members in business, financial, and accounting matters.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

      The Audit Committee has also received the letter, which includes the written disclosures from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

2002 Audit Committee

Nancy Mootz, Chair
Scott Barnum
Kurt Dammeier

Performance Graph

      The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: Boston Beer Company, Redhook Ale Brewery Incorporated and Big Rock Brewery, Ltd.

COMPARISON OF CUMULATIVE TOTAL RETURNS*

AMONG PYRAMID BREWERIES INC., THE S&P 500 INDEX AND A PEER GROUP

(1)	Assumes $100 invested on January 1, 1998 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

(2)	Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

      In previous years, the Company has compared the performance of its Common Stock in its performance graph against a peer group that included the Minnesota Brewing Company (Minnesota Brewing). On February 22, 2002 Minnesota Brewing filed for bankruptcy and the stock is no longer being actively traded. As a result, Minnesota Brewing is not included in the peer group in the above graph for any years. Because the Company could not find a comparable replacement for Minnesota Brewing in the peer group, the Company is not including a transitional graph as called for by Regulation S-K, Item 402(l)(4).

TRANSACTIONS WITH RELATED PARTIES; INDEBTEDNESS OF MANAGEMENT

      During 2001, the Company granted Mr. Kelly 150,000 stock options at an exercise price of $2.125. On the date of the grant, the closing price of the Company’s common stock on The Nasdaq Stock Market was $2.62. Mr. Kelly agreed to immediately exercise those options and all other options held by him. Concurrently, the Company agreed to accept a $787,000 full recourse note from the CEO in payment of the exercise price for the 387,400 options to purchase shares of the Company’s common stock. In addition, the Company paid withholding taxes of $115,000 due on the exercise of the options and received from Mr. Kelly an additional full recourse note for the amount of the withholding taxes. The notes are due on the earlier of June 30, 2011 or upon the sale of the stock and bear an annual interest rate of 5.6%. A total of 135,100 of those shares are unrestricted, except for being pledged as collateral for the loans, and the remaining 252,300 shares become unrestricted over the next three and one-half years based on Mr. Kelly continuing his employment with the Company.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company no later than December 15, 2003, 5:00 p.m. Pacific standard time. Proposals should be mailed to the Company, to the attention of the Secretary, 91 South Royal Brougham Way, Seattle, Washington 98134. For a timely submitted shareholder proposal to be included in the proxy statement, it must meet certain requirements of the Securities and Exchange Commission.

      The Company intends to retain discretionary authority to vote proxies on any proposal introduced by a shareholder at the Company’s 2004 annual meeting unless the shareholder notifies the Company on or before February 26, 2004 that such shareholder intends to introduce such proposal.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no matters, which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Martin Kelly
Chairman

DIRECTIONS TO

PYRAMID BREWERIES INC. ANNUAL MEETING of SHAREHOLDERS

Pyramid Alehouse and Brewery

1201 1st Avenue South
Seattle, WA 98134
206-682-8322

On-site Parking Available

Via I-5 Northbound

•	Take ext 164B — 4th Avenue South
•	Take a right onto 4th Avenue South and continue one block
•	Take a right onto South Royal Brougham Way and continue four blocks to 1st Avenue South. (You will see the Alehouse across 1st Avenue South on the left corner)
•	Parking is available in the front and rear of the building.

Via I-5 Southbound

•	Take exit 164 and follow the signs to 4th Avenue off-ramp
•	Take a right onto 4th Avenue South and continue 1 block
•	Take a right onto South Royal Brougham Way and continue four blocks to 1st Avenue South. (You will see the Alehouse across 1st Avenue South on the left corner)
•	Parking is available in the front and rear of the building.

Via Highway 99 Northbound

•	Take the Seneca Street exit
•	Take a right onto 1st Avenue travel approximately 1 mile to intersection of 1st Avenue South and Royal Brougham Way. You can either go straight on 1st Avenue South and park in the front parking lot or make a right onto South Royal Brougham Way and park in the rear parking lot.

Via Highway 99 Southbound

•	Take the 1st Avenue South exit
•	Continue on 1st Avenue at the intersection of 1st Avenue South and Royal Brougham Way. You can either go straight on 1st Avenue South and park in the front parking lot or make a right onto South Royal Brougham Way and park in the rear parking lot.

Via I-90 Westbound

•	Follow I-90 to the 4th Avenue South exit (Freeway ends here)
•	Take a right onto 4th Avenue South and continue for one block
•	Take a right onto South Royal Brougham Way and continue four blocks to 1st Avenue South. (You will see the Alehouse across 1st Avenue South on the left corner)
•	Parking is available in the front and rear of the building

Appendix A

PYRAMID BREWERIES INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.     PURPOSES

      The purposes of the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan (the “Plan”) are to (a) assist employees of Pyramid Breweries Inc. (the “Company”) and its Designated Corporations (as defined in Section 2) in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) encourage such employees to remain in the employment of the Company and its Designated Corporations.

SECTION 2.     DEFINITIONS

      As used in the Plan:

      “Board” means the Board of Directors of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the Company’s Compensation Committee or any other committee of the Board appointed by the Board to administer the Plan.

      “Company” means Pyramid Breweries Inc., a Washington corporation.

      “Company Transaction” means consummation of

(a) a merger or consolidation of the Company with or into any other company, entity or person; or

(b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets;

provided, however, that a Company Transaction shall not include a Related Party Transaction.

      “Designated Corporation” means any domestic Parent Corporation or Subsidiary Corporation or any other Parent Corporation or Subsidiary Corporation that is designated as eligible to participate in the Plan by the Board or the Committee.

      “Eligible Compensation” means all regular straight time salary or earnings and does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

      “Eligible Employee” means any employee of the Company or a Designated Corporation who is in the employ of the Company or any Designated Corporation on one or more Offering Dates and who meets the following criteria:

(a) the employee does not, immediately after the Option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or a Subsidiary Corporation;

(b) the employee’s customary employment is for 20 hours or more per week (or any lesser number of hours established by the Plan Administrator for a future Offering); and

(c) if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.

      If any employee of a Designated Corporation is eligible to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

      “Enrollment Agreement” means a written instrument, in a form designated or approved by the Plan Administrator, that an Eligible Employee must submit to the Company to enroll in the Plan.

      “ESPP Broker” means a qualified stock brokerage or other financial services firm that has been designated or approved by the Plan Administrator.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall be as established in good faith by the Plan Administrator or, if the Stock is listed on the Nasdaq National Market, Fair Market Value shall mean the closing price of the Stock on the Offering Date or on the Purchase Date, as applicable. If no sales of the Stock were made on the Nasdaq National Market on the applicable date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market.

      “Offering” has the meaning set forth in Section 5.1.

      “Offering Date” means the first day of an Offering.

      “Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

      “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      “Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan has not terminated.

      “Plan” means the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan.

      “Plan Administrator” has the meaning set forth in Section 3.1.

      “Purchase Date” means the last day of each Purchase Period.

      “Purchase Period” has the meaning set forth in Section 5.2.

      “Purchase Price” has the meaning set forth in Section 6.

      “Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.

      “Stock” means the common stock, $.01 par value per share, of the Company.

      “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      “Successor Company” has the meaning set forth in Section 17.3.

      “Withdrawal Notice” means a notice, in a form designated or approved by the Plan Administrator, that a Participant must submit to the Company to withdraw from the Plan pursuant to Section 11.3.

SECTION 3.     ADMINISTRATION

3.1     Plan Administrator

      The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the “Plan Administrator”). Any decisions made by the Plan Administrator shall be applicable equally to all Participants.

3.2     Administration and Interpretation by the Plan Administrator

      Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company’s officers or employees as it so determines.

SECTION 4.     STOCK SUBJECT TO PLAN

      Subject to adjustment from time to time as provided in Section 17, a maximum of 500,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

SECTION 5.     OFFERING DATES

5.1     Offerings

      (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). Offerings shall commence on January 1, April 1, July 1 and October 1 of each year and end on the next March 31, June 30, September 31 and December 31, respectively, occurring thereafter.

      (b) Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Stock on the Purchase Date, the Offering may not exceed 27 months.

      (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2     Purchase Periods

      (a) Each Offering shall consist of one Purchase Period (a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Purchase Periods shall commence on January 1, April 1, July 1 and October 1 of each year and shall end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter.

      (b) Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more future Purchase Periods and (ii) different commencing dates and Purchase Dates for any such Purchase Period.

      (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.     PURCHASE PRICE

6.1     General Rules

      Subject to Section 6.2, the purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the Fair Market Value of the Stock on the Offering Date of such Offering and (b) the Fair Market Value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Plan Administrator may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence.

6.2     Change in Purchase Price

      (a) Notwithstanding the foregoing, if on the effective date of shareholder approval of the Plan, the Fair Market Value of a share of Stock is higher than the Fair Market Value on an Offering Date that occurred prior to the date of such shareholder approval, the Purchase Price for the Stock in such Offering shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the effective date of shareholder approval of the Plan and (ii) the Fair Market Value of the Stock on the Purchase Date.

      (b) In addition, if an increase in the number of shares of Stock authorized for issuance under the Plan is approved by the shareholders of the Company and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase, then, if as of the date of such shareholder approval, the Fair Market Value of a share of Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for such additional shares shall be 85% of the lesser of (a) the Fair Market Value of the Stock on the date of such shareholder approval and (b) the Fair Market Value of the Stock on the Purchase Date.

SECTION 7.     PARTICIPATION IN THE PLAN

7.1     Initial Participation

      An employee shall become a Participant in the Plan on the first Offering Date after (a) qualifying as an Eligible Employee under the Plan and (b) delivering a completed Enrollment Agreement to the Company that complies with the procedures and requirements established by the Plan Administrator for enrollment in the Plan. An Eligible Employee who does not submit an Enrollment Agreement to the Company shall not participate in the Plan for that Offering or for any subsequent Offering, unless such Eligible Employee subsequently enrolls in the Plan by filing an Enrollment Agreement that complies with the Company’s requirements and procedures.

      An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in that Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2     Continued Participation

      A Participant shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.3 or terminates employment as provided in Section 13. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period pursuant to Section 12, then the Participant shall automatically participate in the Offering commencing on the next regular business day.

SECTION 8.     LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1     $25,000 Limitation

      No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

8.2     Number of Shares Purchased

      No Participant shall be entitled to purchase more than 8,000 shares of Stock (or such other number as the Plan Administrator shall specify for a future Offering) under the Plan in any Purchase Period.

8.3     Pro Rata Allocation

      In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

SECTION 9.     PAYMENT OF PURCHASE PRICE

9.1     General Rules

      Subject to Section 9.11, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Enrollment Agreement.

9.2     Amount Withheld

      The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be a fixed dollar amount or percentage of the Participant’s Eligible Compensation, such amount to be, in either case, at least 1% of the Participant’s Eligible Compensation for such pay period and not more than 10% of the Participant’s Eligible Compensation for such pay period (or such other percentages as the Plan Administrator may establish for future Offerings). Amounts shall be withheld in whole dollars or percentages only, as applicable.

9.3     Payroll Deductions

      Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4     Memorandum Accounts

      Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s Eligible Compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5     No Interest

      No interest shall be paid on payroll deductions received or held by the Company.

9.6     Acquisition of Stock

      Subject to Section 8, on each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

9.7     Refund of Excess Amounts

      Any cash balance remaining in a Participant’s account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided that the Participant participates in the next Purchase Period and the purchase complies with Section 8. All other amounts remaining in a Participant’s account after a Purchase Date shall be refunded to the Participant as soon as practicable after the Purchase Date without the payment of any interest.

9.8     Withholding Obligations

      At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for local, federal, state and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.9     Termination of Participation

      No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in the Plan has terminated on or before such Purchase Date.

9.10     Procedural Matters

      The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11     Leaves of Absence

      During unpaid leaves of absence approved by the Company and meeting the requirements of Treasury Regulations Section 1.421-7(h)(2), a Participant may continue participation in the Plan by delivering cash payments to the Company on the Participant’s normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence. Currently, the Treasury

Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 10.     COMMON STOCK PURCHASED UNDER THE PLAN

      (a) If the Plan Administrator designates or approves an ESPP Broker to hold shares under the Plan for the accounts of Participants, the following procedures shall apply. As soon as practicable following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. Each Participant shall be the beneficial owner of the Stock purchased under the Plan and shall have all the rights of beneficial ownership in such Stock. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding periods set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding periods.

      (b) A Participant may direct, by written notice to the Company prior to the pertinent Purchase Date, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common or community property, to the extent and in the manner permitted by applicable law.

SECTION 11.     CHANGES IN WITHHOLDING AMOUNTS;

VOLUNTARY WITHDRAWAL FROM THE PLAN

11.1     Changes in Withholding Amounts During a Current Offering

      (a) A Participant may discontinue participation in the Plan as provided in Section 11.3, but may not otherwise change the terms of participation in a current Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions for a current Offering.

      (b) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.2, a Participant’s payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Stock on the Offering Date of the Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Enrollment Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in Section 11.3 or indicates otherwise in an amended Enrollment Agreement. Also notwithstanding the foregoing, a Participant’s payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to a Purchase Period exceeds the amount necessary to purchase 8,000 shares of Stock in such Purchase Period (or such other number as the Plan Administrator shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Enrollment Agreement at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.2.

11.2     Changes in Withholding Amounts for Future Offerings

      Unless the Plan Administrator establishes otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her Eligible Compensation for future Offerings by completing and filing an amended Enrollment Agreement with the Company by such date established by the Plan Administrator. An amended Enrollment Agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

11.3     Withdrawal From the Plan

      (a) A Participant may withdraw from the Plan, in whole but not in part, prior to a Purchase Date by delivering a completed Withdrawal Notice to the Company. Following withdrawal, the withdrawing Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant. The Plan Administrator may, from time to time, impose a requirement that the Withdrawal Notice be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

      (b) Upon withdrawal from the Plan, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.     AUTOMATIC WITHDRAWAL FROM AN OFFERING

      For any future Offering with multiple Purchase Periods within such Offering, if the Fair Market Value of the Stock on a Purchase Date of any such Offering (other than the final Purchase Date of such Offering) is less than the Fair Market Value of the Stock on the Offering Date for such Offering and the Plan Administrator has established that the Purchase Price for the Offering may be the lesser of the Fair Market Value (or a percentage thereof) of the Stock on the Offering Date and the Fair Market Value of the Stock on the Purchase Date, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and (b) after the acquisition of Stock for such Purchase Period, be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

SECTION 13.     TERMINATION OF EMPLOYMENT

      A Participant’s termination of employment with the Company for any reason, including by reason of retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

SECTION 14.     RESTRICTIONS UPON ASSIGNMENT

14.1     Transferability

      Options may not be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or the laws of descent and distribution. The Plan Administrator shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2     Beneficiary Designation

      A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to the Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Company.

SECTION 15.     NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

      With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant’s Option.

      SECTION 16. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

      The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 17.     ADJUSTMENTS

17.1     Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number and kind of shares of Stock that may be purchased by a Participant in a Purchase Period. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation or Company Transaction shall not be governed by this Section 17.1 but shall be governed by Sections 17.2 and 17.3, respectively.

17.2     Dissolution or Liquidation of the Company

      In the event of the dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date that shall occur prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Plan Administrator. The Plan Administrator shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.3.

17.3     Company Transaction

      In the event of a Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase

Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.3.

17.4     Limitations

      The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 18.     AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

18.1     Amendment

      The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval shall be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or (b) otherwise require shareholder approval under any applicable law or regulation; and provided further, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

18.2     Suspension or Termination

      The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, February 5, 2013.

      No Options shall be granted during any period of suspension of the Plan. Except as provided in Section 17, no such termination of the Plan may affect Options previously granted; provided, however, that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules applicable to the Plan.

SECTION 19.     GENERAL

19.1     No Rights as an Employee

      Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or a Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

19.2     Effect Upon Other Plans

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

19.3     Notices

      All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, that is designated by the Plan Administrator from time to time for the receipt thereof, and, in the absence of such a designation, the Company’s Human Resources Department; Attn: Director, Compensation and Benefits, shall be authorized to receive such notices or other communications.

19.4     Registration; Certificates for Shares

      The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

19.5     Indemnification

      Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

19.6     No Trust or Fund

      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.7     Severability

      If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option.

19.8     Choice of Law

      The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

SECTION 20.     EFFECTIVE DATE

      The Plan’s effective date is the date on which it is adopted by the Board, provided the shareholders approve the Plan within twelve months of such date.

Appendix B

PYRAMID BREWERIES, INC.

DIRECTORS COMPENSATION PLAN

      1.     Purpose. The purpose of the Directors Compensation Plan (the “Plan”) is to compensate non-employee directors of Pyramid Breweries, Inc. (the “Company”) for their service on the Company’s Board of Directors.

      2.     Annual Compensation. Each non-employee director of the Company shall receive annual compensation of $3,000, subject to adjustment pursuant to Section 3(b) below. Such compensation shall be payable to the non-employee directors immediately following each annual meeting of shareholders for services as a director until the next annual meeting of shareholders.

      3.     Form of Annual Compensation.

      (a) The annual compensation to the non-employee directors shall be paid in shares of the Company’s common stock. The shares of common stock payable to directors on the annual meeting date shall be valued at the last sale price of the Company’s common stock on the The Nasdaq Stock Market on the date of the annual meeting for which the compensation is payable.

      (b) No fractional shares shall be issued under this Plan. The shares issuable hereunder shall be rounded to the nearest whole share.

      4.     Meeting Fees. Each non-employee director of the Company shall receive additional compensation of $500 per Board Meeting and $385 per Committee Meeting. Payment of the fees will be made on a quarterly basis.

      5.     Out of Pocket Expenses. Each non-employee director will be reimbursed for necessary travel, lodging and other expenses incurred in attending meetings. Reimbursement will be made upon proper submittal.

      6.     Stock Option Grants. Each non-employee director of the Company shall receive an annual option grant of 5,000 shares of common stock made under the Non-Employee Directors Stock Option Plan. The grant is to have an exercise price at the market value as of the close of business on the date of the annual meeting and is fully vested and exercisable as of that date.

      7.     Amendment and Termination. This plan may be amended or terminated at any time by resolution of the board of directors.

B-1

Appendix C

PYRAMID BREWERIES, INC.

Amended and Restated

1995 Employee Stock Option Plan

      SECTION 1     Purpose. The purpose of the Pyramid Breweries, Inc. Amended and Restated 1995 Employee Stock Option Plan (the “Plan”) is to enable Pyramid Breweries, Inc. (the “Company”) to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

      SECTION 2     Stock Subject to Plan. The stock subject to this Plan shall be the Company’s common stock, par value $.01 per share (the “Common Stock”), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 11, the aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options or stock awards granted under this Plan (the “Awards”) shall not exceed 1,315,000 shares of Common Stock, as constituted on date of adoption of this Plan by the Board of Directors. If any Award granted under this Plan shall expire or terminate for any reason without having been exercised or vested in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement Awards which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

      SECTION 3     Administration. The Plan shall be administered by the Board of Directors of the Company, in accordance with the following terms and conditions:

3.1 General Authority. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine all matters relating to Awards to be granted under the Plan, including: the selection of individuals to be granted Awards; whether the Awards are stock options or stock awards, the number of shares to be subject to each Award; if the Award is an option, the exercise price; the term, whether such options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Board of Directors of any terms or provisions of this Plan or any Award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board of Directors in its sole discretion, may grant incentive stock options (“Incentive Stock Options”) as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and/or nonqualified stock options (“Nonqualified Stock Options”) and/or Awards of Common Stock or Awards denominated in units of Common Stock (“Stock Awards”). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The type of option granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be clearly identified by the Board of Directors when granted. The term option when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock Options, collectively.

3.2 Delegation to a Committee. Notwithstanding the foregoing, the Board of Directors, if it so determines, may delegate to a committee of the Board of Directors consisting of two or members any or all authority for the administration of the Plan, and thereafter references to the Board of Directors in this Plan shall be deemed to be references to the committee to the extent provided in the resolution establishing the committee.

3.3 Persons Subject to Section 16(b). It is the intention of the Company that, if any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, this Plan shall comply in all respects with Rule 16b-3 under the 1934 Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to Section 16(b) of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

3.4 Replacement of Options. The Board of Directors, in its absolute discretion, may grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be cancelled or exchanged in connection with such grant. The number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option, shall be determined in accordance with the Plan and may be different from the provisions of the cancelled or exchanged options. Alternatively, the Board of Directors may, with the agreement of the Participant, as defined below, amend previously granted options to establish the exercise price at the then current fair market value of the Company’s Common Stock.

3.5 Loans to Participants. The Board of Directors, in its absolute discretion, may provide that the Company loan to Participants sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Board of Directors shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity and interest rate.

      SECTION 4     Eligibility. Awards may be granted only to persons who, at the time the Award is granted, are employees, consultants or independent contractors of the Company or any of its present or future parent or subsidiary corporations (as those terms are used in Section 422(a)(2) and (d)(1) and Section 424(e) and (f) of the Code, hereafter a “Parent” or “Subsidiary”). Any individual to whom an Award is granted under this Plan shall be referred to herein as a “Participant.” Any Participant may receive one or more grants of options as the Board of Directors as shall from time to time determine, and such determinations may be different as to different Participants and may vary as to different grants. Participants who are not employees will not be eligible to receive Incentive Stock Options.

      SECTION 5     Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Board of Directors shall deem advisable and which are not inconsistent with this Plan. Each option granted hereunder shall clearly indicate whether it is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

5.1 Number of Shares; Exercise Price. The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Board of Directors (the “Maximum Annual Participant Grant”). The exercise price of all options granted hereunder shall be as established by the Board of Directors, but in no event shall the exercise price of any Incentive Stock Option be less than the fair market value per share of the Common Stock at the time the option is granted, as determined in good faith by the Board of Directors.

5.2 Duration of Options. Subject to the restrictions contained in Section 10, the term of each option shall be established by the Board of Directors and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

5.3 Exercisability. Each option shall prescribe the installments, if any, in which an option granted under the Plan shall become exercisable. The Board of Directors, in its absolute discretion, may waive or accelerate any installment requirement contained in outstanding options. In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than 100) during the term of the option. Only whole shares shall be issued pursuant to the exercise of any option.

5.4 Incentive Stock Option. Any option which is issued as an Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the option terms to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded. The Board of Directors may require a Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an Incentive Stock Option prior to the expiration of two years after the date of grant of the option and one year from the date of exercise.

      SECTION 6     Nontransferability of Awards. Awards granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Award under this Plan or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, such option thereupon shall terminate and become null and void. During a Participant’s lifetime, any Awards granted under this Plan are personal to him or her and are exercisable solely by such Participant. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the 1934 Act and other applicable law and regulation, the Company may permit a Participant to, during the Participant’s lifetime, designate a person who may exercise an option after the Participant’s death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Participant by giving written notice to the Company revoking any earlier designation and making a new designation).

      SECTION 7     Certain Limitations Regarding Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following special limitations:

7.1 Limitation on Amount of Grants. As to all Incentive Stock Options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Participant or any legatee, personal representative or distributes of a Participant or issues regulations changing or eliminating such annual limit. No such limitation shall apply to Nonqualified Stock Options.

7.2 Grants to 10% Shareholders. Incentive Stock Options may be granted a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary only if (a) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (b) the option is not exercisable after the expiration of five years from the date of grant.

      SECTION 8     Exercise of Options. Options shall be exercised in accordance with the following terms and conditions:

      8.1     Procedure. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised.

      8.2     Payment. Payment of the option price shall be made in full within 5 business days of the notice of exercise of the option and shall be in cash or bank-certified or cashier’s checks, or personal check or promissory note if permitted by the Board of Directors. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of Common Stock of the Company which have been held by the Participant for a period of at least six months having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board of Directors. Such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as “pyramiding,” which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Participant is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares.

      If the Company’s Common Stock is registered under the 1934 Act, and if permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations, (including, but not limited to, federal tax and securities laws and regulations) an option also may be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

8.3 Federal Withholding Tax Requirements. Upon exercise of an option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require a Participant receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also retain and withhold or the Participant may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

      SECTION 9     Stock Awards.

      9.1     Grant of Stock Awards. The Board of Directors is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock (“Stock Awards”) on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals, where such goals may be stated in absolute terms or relative to comparison companies), as the Board of Directors shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Board of Directors shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of a Participant’s termination of employment pursuant to Section 10.

      9.2     Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon a Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Board of Directors, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

      9.3     Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Board of Directors may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Board of Directors shall deem appropriate.

      SECTION 10     Termination of Employment, Disability and Death.

      10.1     General. If the employment of the Participant by the Company, a Parent or a Subsidiary shall terminate by retirement or for any reason other than death, disability or cause as hereinafter provided, (a) an Incentive Stock Option may be exercised by the Participant at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), and (b) a Nonqualified Stock Option may be exercised by the Participant at any time prior to the expiration of twelve months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), but in each case only if, and to the extent the Participant was entitled to exercise the option at the date of such termination.

      10.2     Disability. If the employment of the Participant by the Company, a Parent or a Subsidiary is terminated because of the Participant’s disability (as herein defined), the option may be exercised by the

Participant at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if, and to the extent the Participant was entitled to exercise the option at the date of such termination. For purposes of this section, a Participant will be considered to be disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

      10.3     Death. In the event of the death of a Participant while in the employ of the Company, a Parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Participant was entitled to exercise the option at date of such death and only by the Participant’s personal representative if then subject to administration as part of the Participant’s estate, or by the person or persons to whom such Participant’s rights under the option shall have passed by the Participant’s will or by the applicable laws of descent and distribution.

      10.4     Termination for Cause. If the Participant’s employment with the Company, a Parent or a Subsidiary is terminated for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such Participant shall thereupon have no right to purchase any shares pursuant to such option. “Termination for Cause” shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

      10.5     Waiver or Extension of Time Periods. The Board of Directors shall have the authority, prior to or within the times specified in this Section 10 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Board of Directors may grant, pursuant to a specific resolution adopted at the time of grant, modify or eliminate the time periods specified in this Section 10. However, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted. If a Participant holding an Incentive Stock Option exercises such option, by permission, after the expiration of the various time periods specified in this Section 10, and by virtue of such exercise the option is no longer treated as an Incentive Stock Option under the Code, such Option shall automatically be converted into a Nonqualified Stock Option.

      10.6     Termination of Options. To the extent that the option of any deceased Participant or of any Participant whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 10, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted, notwithstanding any provision to the contrary.

      10.7     Non-employee Participants. Options granted to Participants who are not employees of the Company, a Parent or a Subsidiary at the time of grant shall not be subject to the provisions of this Section 10, except as specifically provided in the option.

      SECTION 11     Acceleration upon Change in Control.

      11.1     Acceleration of Stock Options. Notwithstanding any other provision of the Plan, if the Board determines that a Change in Control (as defined in the next paragraph) has occurred or is about to occur, the options theretofore granted hereunder to a person who at the time of the Change in Control is an employee, consultants or independent contractor of the Company or any of its subsidiaries shall, subject to the approval of the Board and the satisfaction of any applicable requirements or limitations of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), become exercisable to the full extent theretofore not exercised, but in no event after the option period specified in each individual option agreement.

      11.2     Acceleration of Stock Awards. Notwithstanding any other provision of the Plan, if the Board determines that a Change in Control has occurred or is about to occur, the vesting of shares subject to Stock Awards shall, subject to the approval of the Board and the satisfaction of any applicable requirements or limitations of Rule 16b-3 under the Exchange Act, accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding options accelerate in connection with the Change in Control.

      11.3     Definition of Change in Control. For purposes of this Section 11 only, a Change in Control of the Company shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, or (B) during any period of two consecutive years 6 individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this paragraph) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

      SECTION 12     Award Adjustments.

      12.1     Adjustments Upon Changes in Capitalization. The aggregate number and class of shares on which Awards may be granted under this Plan, the Maximum Annual Participant Grant, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such Awards, shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up, spin-off or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

      12.2     Effect of Certain Transactions. Except as provided in subsection 12.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option or unvested Stock Award granted hereunder shall terminate, but, provided that the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

      12.3     Conversion of Awards on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization (other than a merger or reorganization of the Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization), all Awards granted hereunder shall terminate in accordance with the provision of subsection 12.2 unless the Board of Directors and the corporation issuing the Exchange Stock, in their sole and arbitrary discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such Awards granted hereunder are converted into Awards to purchase or receive shares of Exchange Stock. The amount and price of the such Awards shall be determined by adjusting the amount and price of the Awards granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the

Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the Award agreement shall continue to apply to the options granted for the Exchange Stock.

      12.4     Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

      12.5     Determination of Board of Directors to be Final. All such adjustments shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      SECTION 13     Securities Regulations.

      13.1     Compliance. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of NASDAQ or any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      13.2     Representations by Participant. As a condition to the exercise of an option or grant of a Stock Award, the Company may require the Participant to represent and warrant at the time of any such exercise or grant that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 13.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

      SECTION 14     Employment Rights. Nothing in this Plan or any Award or right granted pursuant hereto shall confer upon any Participant any right to be continued in the employment or service of the Company, a Parent or any Subsidiary of the Company or to remain a director, or to interfere in any way with the right of the Company, a Parent or any Subsidiary, in its sole discretion, to terminate such Participant’s employment or service at any time or to remove the Participant as a director at any time.

      SECTION 15     Amendment and Termination.

      15.1     Action by Shareholders. The Plan may be terminated, modified or amended by the shareholders of the Company.

      15.2     Action by Board of Directors. The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, Section 422 of the Code or by any applicable law or regulation, the Company’s shareholders must approve any amendment which will: (a) Increase the number of shares in the aggregate which may be sold pursuant to options granted under the Plan; (b) Materially increase the benefits accruing to participants under the Plan; or (c) Change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422 of the Code. No termination, suspension or amendment of the Plan may, without the consent of each Participant to whom any option shall theretofore have been granted, adversely affect the rights of such Participants under such Awards.

      15.3     Automatic Termination. Unless the Plan shall theretofore have been terminated as herein provided, this Plan shall terminate ten (10) years from the earlier of: (a) the date on which the Plan is adopted; or (b) the date on which this Plan is approved by the shareholders of the Company. No Award may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted under this Plan.

      SECTION 16     Effective Date of the Plan. This Plan shall become effective on the date of its adoption by the Board of Directors of the Company and Awards may be granted immediately thereafter but no option may be exercised or Stock Award granted under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any Awards granted thereunder shall be null and void.

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted FOR the following proposals:	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
Proposal 1. Election of Directors Nominees:	☐	☐	Proposal 2 –	Approval of 2003 Employee Stock Purchase Plan	☐	☐	☐
01 Nancy Moore					FOR	AGAINST	ABSTAIN
02 Scott Swenson			Proposal 3 -	Approval of a Directors’ Compensation Plan	☐	☐	☐
					FOR	AGAINST	ABSTAIN
(Instruction: to withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)			Proposal 4 -	Amendment of Amended and Restated 1995 Employee Stock Option Plan	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			Proposal 5 -	Ratification of the Appointment of KPMG LLP as the Company’s Independent Accountants	☐	☐	☐

With respect to the transaction of such other business as may properly come before the Meeting, Proxyholder, in his sole discretion, will vote the proxy as he may see fit. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Your name and address are shown as registered — please notify the Corporation of any change to your address.

Signature	Signature if held jointly	Dated	, 2003

Please sign exactly as name appears.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PYRAMID BREWERIES INC.
91 South Royal Brougham Way / Seattle, Washington 98134

For the Annual Meeting To Be Held Thursday, May 7, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

     Revoking any such prior appointment, the undersigned, a shareholder of Pyramid Breweries Inc. hereby appoints Eric Peterson and Martin Kelly and either of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Corporation at the Annual Meeting of Shareholders of said Corporation to be held at the Pyramid Alehouse, 91 South Royal Brougham Way, Seattle, Washington on May 7, 2003 at 9:00 A.M. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)